UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On July 28, 2008, FTI Consulting, Inc. (“FTI”) entered into the First Amendment effective as of June 30, 2008 (the “First Amendment”), to its Amended and Restated Credit Agreement dated as of as of September 29, 2006 (the “Credit Agreement”), among FTI (the “Borrower”), the Guarantors (defined therein), the Lenders (defined therein) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The First Amendment was entered into to amend certain provisions of the Credit Agreement to (a) add a provision pursuant to which the Company will be permitted to increase the principal amount of the loan commitments under the revolving credit facility by up to $25.0 million (for a maximum of $175.0 million) if existing lenders or new lenders shall agree to provide such increased commitments, (b) allow borrowings in foreign currencies, including the British Pound Sterling and Euros and other modifications relating to the multicurrency option, (c) amend certain definitions, including, the definition of “Domestic Subsidiary” and “Foreign Subsidiary” and related loan provisions to clarify that a “Subsidiary” of a foreign subsidiary would be deemed to be a “Foreign Subsidiary,” the definition of “Disposition” to exclude the transfer or other disposition of capital stock of a foreign subsidiary to another foreign subsidiary, and the definition of “Permitted Acquisition” to modify the requirement to provide prior notice to the Administrative Agent and applicable financial covenants, (d) change certain covenants, including covenants relating to (i) restrictions on “Liens” to allow liens granted by a foreign subsidiary to FTI or a subsidiary to secure indebtedness of such foreign subsidiary and to allow liens by a foreign subsidiary to secure indebtedness up to $20.0 million, (ii) restrictions on “Investments” to specifically permit investments in foreign subsidiaries in connection with permitted acquisitions, investments made prior to June 30, 2008, investments by a foreign subsidiary in any other foreign subsidiary, investments made after June 30, 2008 by FTI or any of its domestic subsidiaries in a foreign subsidiary in an aggregate amount not to exceed $30.0 million and investments of a nature not otherwise contemplated not to exceed $5.0 million in the aggregate at any time outstanding, (iii) restrictions on “Indebtedness” to allow foreign subsidiary borrowings not to exceed $20.0 million and guarantees of such borrowings, and (iv) restrictions on “Restricted Payments” to allow each subsidiary to make restricted payments to persons that own capital stock of such subsidiary, and (e) make such other changes as necessary to conform to and carry out the foregoing amendments.

The First Amendment (excluding schedules, except for Schedule 2 “Modifications to Foreign Currency Option”) is filed with the SEC as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Credit Agreement was filed with the Securities and Exchange Commission on October 2, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on
Form 8-K dated September 29, 2006 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	First Amendment dated as of June 30, 2008 (excluding schedules, except for Schedule 2 “Modifications to Foreign Currency Option”), by and among FTI Consulting, Inc., a Maryland corporation, the Guarantors identified on the signature pages, the Lenders identified on the signature pages, and Bank of America, N.A., as administrative agent.*

*	Exhibits, schedules (or similar attachments) to the First Amendment to the Credit Agreement (other than Schedule 2 “Modifications to Foreign Currency Option”) have not been filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: August 1, 2008	By:	/s/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment dated as of July 30, 2008 (excluding schedules, except for Schedule 2 “Modifications to Foreign Currency Option”), by and among FTI Consulting, Inc., a Maryland corporation, the Guarantors identified on the signature pages, the Lenders identified on the signature pages, and Bank of America, N.A., as administrative agent.*

*	Exhibits, schedules (or similar attachments) to the First Amendment to the Credit Agreement (other than Schedule 2 “Modifications to Foreign Currency Option”) have not been filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.